EXHIBIT 10.1

PROMISSORY NOTE

$25,000.00	July 29, 2026

FOR VALUE RECEIVED, and intending to be legally bound, BTCS Labs Inc. (the “Borrower”), hereby unconditionally and irrevocably promises to pay to the order of Charles Allen (the “Holder”), in lawful money of the United States of America, the sum of twenty-five thousand dollars ($25,000.00) on or before the earlier of (i) December 31, 2030 or (ii) the date on which the individuals who constitute the board of directors of the Borrower as of the date hereof cease to constitute over a majority of the board of directors of the Borrower (the “Maturity Date”).

Interest shall accrue on the outstanding principal balance of this Promissory Note on the basis of a 360-day year consisting of twelve 30-day months, each month being deemed to have 30 days and each quarter 90 days, with interest for any partial month accruing pro rata based on the number of days elapsed in such month over a 30-day month, from and including July 29, 2026, the date of this Promissory Note, to and including the date on which payment in full is made, at the rate of six percent (6%) per annum, compounded annually on December 31 of each year (with all interest accrued and unpaid as of such date being added to and thereafter treated as principal for purposes of calculating interest hereunder), and shall be due and payable at the Maturity Date, or the prepayment date, if any, whichever is earlier. This Promissory Note may be prepaid in whole or in part at any time or from time to time prior to the Maturity Date.

For purposes of this Promissory Note, an “Event of Default” shall occur if the Borrower shall: (i) fail to pay the entire principal amount of this Promissory Note when due and payable, (ii) admit in writing its inability to pay any of its monetary obligations under this Promissory Note, (iii) make a general assignment of its assets for the benefit of creditors, or (iv) allow any proceeding to be instituted by or against it seeking relief from or by creditors, including, without limitation, any bankruptcy proceedings.

In the event that an Event of Default has occurred, the Holder or any other holder of this Promissory Note may, by notice to the Borrower, declare this entire Promissory Note to be forthwith immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. In the event that an Event of Default consisting of a voluntary or involuntary bankruptcy filing has occurred, then this entire Promissory Note shall automatically become due and payable without any notice or other action by Holder. Commencing five days after the occurrence of any Event of Default, the interest rate on this Note shall accrue at the rate of 15% per annum.

The nonexercise or delay by the Holder or any other holder of this Promissory Note of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. No waiver of any right shall be effective unless in writing signed by the Holder, and no waiver on one or more occasions shall be conclusive as a bar to or waiver of any right on any other occasion.

Should any part of the indebtedness evidenced hereby be collected by law or through an attorney-at-law, the Holder or any other holder of this Promissory Note shall, if permitted by applicable law, be entitled to collect from the Borrower all reasonable costs of collection, including, without limitation, attorneys’ fees.

All notices and other communications must be in writing to the address of the party set forth in the first paragraph hereof and shall be deemed to have been received when delivered personally (which shall include via an overnight courier service) or, if mailed, three (3) business days after having been mailed by registered or certified mail, return receipt requested, postage prepaid. The parties may designate by notice to each other any new address for the purpose of this Promissory Note.

Borrower hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, and notice of dishonor of this Promissory Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Promissory Note.

This Promissory Note shall be binding upon the successors and assigns of the Borrower, and shall be binding upon, and inure to the benefit of, the successors and assigns of the Holder.

This Promissory Note shall be governed by and construed in accordance with the internal laws of the State of Nevada, without regard to its conflict of laws principles. All disputes between the Borrower and the Holder relating in any way to this Promissory Note shall be resolved only by state and federal courts located in Delaware County, Pennsylvania, and the courts to which an appeal therefrom may be taken.

IN WITNESS WHEREOF, the undersigned Borrower has executed this Promissory Note as of July 29, 2026.

BORROWER: BTCS LABS INC. By: /s/ Charles Allen Name: Charles Allen Title: CEO